January 12, 2017

Mutual Fund Series Trust 17605 Wright Street, Suite 2 Omaha NE 68130

Re: Mutual Fund Series Trust, File Nos. 333-132541 and 811-21872

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 295 to the Registration Statement, File Nos. 333-132541 and 811-21872 (the “Registration Statement”), of Mutual Fund Series Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that the shares of the following series of the Trust:

Designated Series	Designated Classes for each Series
AlphaCentric Asset Rotation Fund Class A, C, and I
AlphaCentric Bond Rotation Fund Class A, C, and I
AlphaCentric/IMFC Managed Futures Strategy Fund Class A, C and I
AlphaCentric Income Opportunities Fund Class A, C and I
AlphaCentric Hedged Market Opportunity Fund Class A, C and I
Camelot Excalibur Small Cap Income Fund Class A, C, and I
Camelot Premium Return Fund Class A, C and I
Catalyst/Auctos Multi-Strategy Fund Class A, C and I
Catalyst Insider Long/Short Fund Class A, C, and I
Catalyst Insider Buying Fund Class A, C, and I
Catalyst Insider Income Fund Class A, C, and I
Catalyst Intelligent Alternative Fund Class A, C, and I
Catalyst IPOx Allocation Fund Class A, C and I

Catalyst Hedged Commodity Strategy Fund Class A, C and I
Catalyst Hedged Futures Strategy Fund Class A, C, and I
Catalyst Hedged Insider Buying Fund Class A, C, and I
Catalyst Macro Strategy Fund Class A, C, and I
Catalyst/Millburn Hedge Strategy Fund Class A, C, and I
Catalyst Small Cap Insider Buying Fund Class A, C, and I
Catalyst Dynamic Alpha Fund Class A, C, and I
Catalyst/CP Focus Large Cap Fund Class A, C, and I
Catalyst/CP Focus Mid Cap Fund Class A, C, and I
Catalyst/CP World Equity Fund Class A, C, and I
Catalyst/EquityCompass Buyback Strategies Fund Class A, C, and I
Catalyst/Groesbeck Aggressive Growth Fund Class A, C, and I
Catalyst/Groesbeck Growth of Income Fund Class A, C, and I
Catalyst/Lyons Hedged Premium Return Fund Class A, C, and I
Catalyst/Lyons Tactical Allocation Fund Class A, C, and I
Catalyst/MAP Global Balanced Fund Class A, C, and I
Catalyst/MAP Global Equity Fund Class A, C, and I
Catalyst MLP & Infrastructure Fund Class A, C and I
Catalyst/Princeton Floating Rate Income Fund Class A, C, and I
Catalyst/Princeton Unconstrained Hedged Income Fund Class A, C, and I
Catalyst/Princeton Credit Opportunity Fund Class A, C and I
Catalyst/Stone Beach Income Opportunity Fund Class A, C, and I
Catalyst/SMH High Income Fund Class A, C, and I
Catalyst/SMH Total Return Income Fund Class A, C, and I
Catalyst Time Value Trading Fund Class A, C, and I
Day Hagan Tactical Allocation Fund of ETFs Class A, C and I
Day Hagan Tactical Dividend Fund Class A, C and I
Day Hagan Hedged Strategy Fund Class A, C and I
Empiric 2500 Fund Class A and C
Eventide Gilead Fund Class A, C, N and I
Eventide Healthcare & Life Sciences Fund Class A, C, N and I
Eventide Multi-Asset Income Fund Class A, C, N and I
JAG Large Cap Growth Fund Class A, C, and I

(collectively, the “Funds”), if issued in accordance with the then-current Prospectuses and Statements of Additional Information of the Funds, will be legally issued, fully paid and non-assessable.

We give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 295 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP

MVW/BLS